As filed with the Securities and Exchange Commission on April 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IO BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0909276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of principal executive offices)

IO BIOTECH, INC. 2021 EQUITY AND INCENTIVE PLAN

(Full title of the plan)

Corporation Trust Company

Corporation Trust Center

1209 N Orange Street

Wilmington, DE 19801

(800) 677-3394

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by IO Biotech, Inc. (the “Registrant”) for the purpose of registering an additional 2,635,236 shares of the Registrant’s Common Stock, par value $0.001 per share (the “Common Stock”), that were reserved for issuance under the IO Biotech, Inc. 2021 Equity and Incentive Plan. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s prior Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2024 (SEC File No.  333-277826), February 6, 2023 (SEC File. No.  333-269597), and February 8, 2022 (SEC File No. 333-262587) (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as those to which the prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General E of Form S-8, the contents of the Prior Registration Statements, are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant are incorporated in this Registration Statement by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 31, 2025;

(2)

The description of the Common Stock included in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on November 2, 2021, including any subsequent amendments or reports filed to update such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of IO Biotech, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10-Q (Registration No. 001-41008), filed with the Commission on August 11, 2023).

4.2	Amended and Restated Bylaws of IO Biotech, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed (Registration No. 001-41008), filed with the Commission on December 16, 2024).

4.3	IO Biotech, Inc. 2021 Equity and Incentive Plan (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form S-8 (Registration No. 333-269597), filed with the Commission on February 6, 2023).

5.1*	Opinion of Sidley Austin LLP with respect to the validity of the securities being registered hereby.

23.1*	Consent of EY Godkendt Revisionspartnerselskab, independent registered public accounting firm.

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark, on the 7th day of April, 2025.

IO Biotech, Inc.

By:	/s/ Mai-Britt Zocca
Mai-Britt Zocca, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned officers and directors of IO Biotech, Inc. does hereby severally constitute and appoint Mai-Britt Zocca and Amy Sullivan, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mai-Britt Zocca	Chief Executive Officer and Director	April 7, 2025
Mai-Britt Zocca, Ph.D.	(Principal Executive Officer)

/s/ Amy Sullivan	Chief Financial Officer	April 7, 2025
Amy Sullivan, M.B.A.	(Principal Financial Officer)

/s/ Brian Burkavage	Chief Accounting Officer & Vice President of Finance	April 7, 2025
Brian Burkavage	(Principal Accounting Officer)

/s/ Peter Hirth	Chairman of the Board	April 7, 2025
Peter Hirth, Ph.D.

/s/ Helen Collins	Director	April 7, 2025
Helen Collins, M.D.

/s/ Christian Elling	Director	April 7, 2025
Christian Elling, Ph.D.

/s/ Kathleen Sereda Glaub	Director	April 7, 2025
Kathleen Sereda Glaub, M.B.A.

/s/ Heidi Hunter	Director	April 7, 2025
Heidi Hunter

/s/ David V. Smith	Director	April 7, 2025
David V. Smith, M.B.A.